Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2026 by and between QUALCOMM Incorporated, a Delaware corporation (“Acquiror”), and Shareholder Representative Services LLC, a Colorado limited liability company (the “Securityholders’ Agent”), solely in its capacity as the agent, attorney-in-fact and representative for and on behalf of the Holders under this Agreement who are being issued shares of Acquiror Common Stock pursuant to the Merger Agreement (as defined below).

RECITALS

WHEREAS, Acquiror, Mod Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”), Modular Inc, a Delaware corporation (the “Company”), and the Securityholders’ Agent are parties to that certain Agreement and Plan of Merger, dated as of June 21, 2026 (as may be amended, restated or modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation (the “Merger”).

WHEREAS, as a condition and inducement to the willingness of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, the Company has requested that Acquiror enter into this Agreement.

WHEREAS, in order to induce the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, Acquiror is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and other agreements of each party contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.             Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:

(a)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)            “Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Acquiror with the SEC.

(c)            “Holder” means a Stockholder to whom shares of Acquiror Common Stock are issued pursuant to the Merger Agreement or a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6 hereof.

(d)            “Registrable Securities” means, for each Holder, (i) the number of shares of Acquiror Common Stock issued to such Holder pursuant to the Merger Agreement, which, for the avoidance of doubt, shall include Adjustment Holdback Shares and Indemnity Escrow Shares, and (ii) any Acquiror Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in clause (i) above, and for all Holders, the sum of the Registrable Securities held by them as a group; provided, however, that shares of Acquiror Common Stock, including, for the avoidance of doubt, Adjustment Holdback Shares and Indemnity Escrow Shares, held by a particular Holder shall cease to be Registrable Securities (x) after the Registration Statement with respect to the sale of such securities shall have been declared effective or becomes effective automatically under the Securities Act and such securities shall have been disposed of in accordance with the Registration Statement and with Section 2 hereof, (y) at such time as such Holder is eligible to sell such securities without registration and, under Rule 144 of the Securities Act, without any limitation as to volume, availability of current public information or manner of sale limitations thereunder or (z) the date on which such shares cease to be outstanding.

(e)            “Securities Act” means the Securities Act of 1933, as amended.

(f)            “SEC” means the United States Securities and Exchange Commission.

2.             Registration of Offers and Sales of Registrable Securities.

(a)            Subject to applicable Law, within the later of (i) five (5) Business Days after the Closing Date or (ii) one (1) Business Day after the filing of Acquiror’s Quarterly Report on Form 10-Q for its third fiscal quarter of 2026, Acquiror shall file a shelf registration statement on Form S-3, which, if the Acquiror is eligible, shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act on Form S-3 (or any similar provisions then in force) promulgated under the Securities Act (or if Form S-3 is not available for purposes of registering the resale of the shares of Acquiror Common Stock to be issued pursuant to the Merger Agreement, then on another appropriate form) (the “Registration Statement”) registering the resale of all Registrable Securities; provided that, Acquiror’s obligation to include the Registrable Securities of any Holder in the Registration Statement shall be expressly conditioned upon Acquiror’s prior receipt of all information and materials regarding such Holder as specified in Section 7 and the taking of all action reasonably required to be taken by such Holder. In lieu of filing such Registration Statement, Acquiror may, in accordance with Section 9 hereof and within the later of (i) five (5) Business Days after the Closing Date or (ii) one (1) Business Day after the filing of Acquiror’s Quarterly Report on Form 10-Q for its third fiscal quarter of 2026, file a prospectus supplement (covering the resale of all Registrable Securities) which supplements a prospectus contained in an effective automatic shelf registration statement which has already been filed by Acquiror. Counsel to the Company shall have a reasonable opportunity to review and comment on the Plan of Distribution and Selling Stockholder disclosure set forth in the Registration Statement or such prospectus supplement prior to filing with the SEC.

(b)            Notwithstanding Section 2(a) or Section 2(c): (i)(A) Acquiror shall not be required to file the Registration Statement (or prospectus supplement) contemplated by Section 2(a) during Acquiror’s regular quarterly “blackout” period as set forth in its Insider Trading Policy publicly filed with the SEC, (B) Acquiror shall not be required to file the Registration Statement (or prospectus supplement) contemplated by Section 2(a) if Acquiror, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities pursuant to the Registration Statement (or prospectus supplement) would require public disclosure by Acquiror of material nonpublic information that Acquiror is not otherwise obligated to disclose or that is not reasonably available, and (C) Acquiror shall not be deemed to have breached its obligations hereunder or under the Merger Agreement if Acquiror shall fail to fulfill its obligations under Section 2(a) at a time when sales of Acquiror Common Stock have been suspended globally under Acquiror’s then effective registration statements or during times when new registration statements are not permitted to be filed under SEC rules, provided, that if Acquiror delays the filing of the Registration Statement (or prospectus supplement) pursuant to this Section (b), it shall use commercially reasonable efforts to file such Registration Statement (or prospectus supplement) as soon as reasonably practicable following the lapsing or expiration of the circumstances that led Acquiror to delay such filing; and (ii) in the event that Acquiror has not received the consent of its independent registered public accounting firm or other required consents from auditors to include such firm’s audit report in the Registration Statement, then Acquiror shall not be required to file the Registration Statement contemplated by Section 2(a) until Acquiror shall have received such consents, provided, that Acquiror has used commercially reasonable efforts to obtain such consents.

(c)            Acquiror shall use its commercially reasonable efforts to: (i) to the extent that the Registration Statement is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC (and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC), and keep the Registration Statement effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold, (B) such time as each Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume, availability of current public information or manner of sale under applicable Law, or (C) the one-year anniversary of the Closing; (ii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement, but only while Acquiror shall be required under the provisions hereof to cause the Registration Statement to remain effective; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder, but only while Acquiror shall be required under the provisions hereof to cause the Registration Statement to remain effective; (iv) register or qualify the Registrable Securities covered by the Registration Statement under the state securities or blue sky laws of such U.S. jurisdictions as each Holder shall reasonably request, provided, however, that Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process); and (v) notify all the Holders (by delivery of such notice to the Securityholders’ Agent in accordance with Section 11), promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment thereto shall have become or been declared effective, or an amendment or supplement to any prospectus forming a part of the Registration Statement shall have been filed with the SEC. To the extent any shares of Registrable Securities contain a restrictive legend under the Securities Act, in connection with any sale or transfer, including a distribution-in-kind, of such Registrable Securities pursuant to the Registration Statement or Rule 144, Acquiror agrees to use commercially reasonable efforts to cause the removal of such restrictive legends, including at its own expense to cause its legal counsel to deliver an opinion to its transfer agent in connection with the removal of such restrictive legends, in each case upon the receipt of customary representations and warranties and other documentation, if any, from the Holder as reasonably requested by the Acquiror, its counsel, or its transfer agent.

3.            Suspension of Offers and Sales of Registrable Securities under Registration Statement. At any time from and after the effective date of the Registration Statement, Acquiror may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to all Holders of Registrable Securities (such delivery shall be made to such Holders by delivery of such notice to the Securityholders’ Agent in accordance with Section 11) stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because Acquiror, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by Acquiror of material nonpublic information concerning Acquiror, the disclosure of which at the time is not, in the good faith opinion of Acquiror, in the best interests of Acquiror; provided, however, Acquiror may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 3 for a single period of more than sixty (60) consecutive days or in excess of one-hundred and twenty (120) days in the aggregate in any one (1) year period; provided, that the date set forth in clause (C) of Section 2(c) above shall automatically be extended by the number of days usage of the Registration Statement is suspended under this Section 3 (it being understood that such extension shall not affect the operation of clauses (A)-(B) of such Section 2(c)). Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Acquiror shall use its commercially reasonable efforts to amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and promptly notify all Holders of Registrable Securities (by delivery of such notice to the Securityholders’ Agent in accordance with Section 11) in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Acquiror pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Acquiror has delivered a Suspension Notice confidential.

4.             Fees and Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, NASDAQ notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of Acquiror’s outside counsel and independent accountants shall be paid by Acquiror. Notwithstanding anything herein to the contrary, Acquiror shall not be responsible for selling expenses of any Holder, including (i) underwriting discounts, (ii) selling commissions, (iii) fees, commissions and expenses of underwriters, brokers, dealer managers and similar securities industry professionals, (iv) stock transfer taxes applicable to the sale of Registrable Securities, and (v) fees and disbursements of legal counsel, financial advisors, accountants, and other professionals for any Holder, each of which shall be the responsibility of the Holders in proportion to the Registrable Securities owned by such Holders or as otherwise agreed among the Holders.

5.             Indemnification.

(a)            To the extent permitted by applicable Law, Acquiror shall indemnify and hold harmless each Holder, and each of its directors, officers, partners, members and employees and other agents and representatives, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Holder Indemnified Party”), with respect to which registration or Registrable Securities has been effected pursuant to this Agreement, from and against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Acquiror of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to Acquiror in connection with any such registration, and Acquiror shall reimburse each Holder Indemnified Party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Acquiror shall not be required to indemnify, hold harmless, or otherwise be liable to any Holder Indemnified Party, in each case, to the extent, but only to the extent, that any such claim, loss, damage, liability or expense arises out of, or is based on (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of any Holder Indemnified Party to Acquiror specifically for use therein, or (ii) the failure of any Holder Indemnified Party to comply with its covenants and agreements hereunder.

(b)            To the extent permitted by applicable Law, if Registrable Securities held by a Holder are registered, offered, sold, transferred or distributed pursuant to the Registration Statement, such Holder shall indemnify and hold harmless Acquiror, each of its directors, officers, employees and other agents and representatives, and each person controlling each such other Holder within the meaning of Section 15 of the Securities Act (each an “Acquiror Indemnified Party”), from and against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of, or based on, any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration pursuant to this Agreement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to such Holder in connection with any such registration, and such Holder shall reimburse each Acquiror Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or other document in reliance upon and in conformity with written information furnished by such Holder to Acquiror specifically for use therein; provided, however, that the total amount to be indemnified by any Holder, together with any contribution pursuant to Section 5(d), shall be limited to the value of such Holder’s Registrable Securities received by such Holder, except in the case of fraud or willful misconduct committed by such Holder.

(c)            Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense (including by retaining its own counsel at its own expense, unless the named parties in such claim or litigation include both an Indemnifying Party and an Indemnified Party and it can be reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between such parties, in which case the fees and costs of separate counsel to the Indemnified Party shall be at the expense of the Indemnifying Party) and, upon reasonable request, will be apprised of all progress in any proceeding the defense of which has been assumed by the Indemnifying Party to the extent permitted by applicable Law; provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.

(d)            If the indemnification required by this Section 5 from the Indemnifying Party is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified Party and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Acquiror and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5(d). The total amount to be contributed by any Holder, together with any indemnification pursuant to Section 5(b), shall be limited to the value of such Holder’s Registrable Securities received by such Holder, except in the case of fraud or willful misconduct committed by such Holder.

(e)            The obligations of Acquiror and each Holder under this Section 5 shall survive the permitted transfer of any Registrable Securities by any Holder, the completion of any offering and sale or other transfer, disposition or distribution of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement, and the termination of this Agreement, until the expiration of any statute of limitations relating to the subject matter of this Section 5.

6.            Limitation on Assignment of Registration Rights. The rights of each Holder under this Agreement may not be assigned by a Holder to any other Person unless such a transfer of a portion or all of such Holder’s Registrable Securities is (a) if Holder is a natural person, pursuant to (i) a transfer of Registrable Securities by will or intestate succession or (ii) a trust created for the benefit of Holder or his or her family members for estate planning purposes, (b) if Holder is not a natural person, to its Affiliates, partners, members, stockholders or subsidiaries, or (c) with the prior written consent of Acquiror. Holder shall retain rights under this Agreement with respect to any Registrable Securities not transferred. Prior to a permitted transfer of rights under this Agreement, Holder must furnish Acquiror with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument, in form and substance reasonably satisfactory to Acquiror, by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of rights under this Agreement by any Holder shall be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act.

7.            Information by Holder. Any Holder of Registrable Securities to be included in the Registration Statement shall furnish to Acquiror such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as may be required in connection with any registration or qualification contemplated by this Agreement, under applicable Law in order to permit Acquiror to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of such Holder under the Securities Act, and/or as Acquiror may reasonably request.

8.            Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9.            Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable Law and regulation, Acquiror may satisfy any obligation hereunder to file a registration statement or to have a registration statement become effective by designating a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant registration statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders the Holders pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and Acquiror has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective registration statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

10.            Rule 144 Requirements. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of Acquiror to the public without registration, Acquiror covenants that it will use its reasonable best efforts (a) to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, (b) if it is not required to file such reports, to make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, (c) to cause Acquiror’s legal counsel at Acquiror’s expense to deliver an opinion to its transfer agent in connection with the removal of any restrictive legends under the Securities Act, upon the receipt of customary representations and warranties and other documentation, if any, from the Holder as reasonably requested by the Acquiror, its counsel, or its transfer agent, and (d) to take such further action as any Holder or Holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time, or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

11.            Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 10.1 of the Merger Agreement and for the avoidance of doubt, if to a Holder, to the Securityholders’ Agent pursuant to Section 10.11 of the Merger Agreement.

12.           Amendment of this Agreement. Subject to the provisions of applicable Law, Acquiror and the Securityholders’ Agent may amend this Agreement at any time pursuant to an instrument in writing signed on behalf of each of them.

13.           Governing Law. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the internal laws of Delaware applicable to parties residing in Delaware, without regard to applicable principles of conflicts of law. Each of the parties hereto (i) irrevocably and unconditionally agrees, consents and submits to the exclusive jurisdiction and venue of any court located within San Diego County, California (unless any and all courts located within San Diego County, California declines to accept, or finds it lacks, jurisdiction over a particular matter, in which case, in any state or federal court within the state of California), in connection with any matter based upon or arising out of this Agreement, including the negotiation, execution or performance of this Agreement, or the matters contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), (ii) irrevocably agrees that (x) process may be served upon it in any manner authorized by the laws of the State of Delaware for such persons and (y) service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in Section 10.1 of the Merger Agreement shall be effective service of process against it for any such Legal Proceeding brought in any such court and (iii) to the fullest extent permitted by Applicable Law, irrevocably and unconditionally waives and covenants not to assert or plead any objection which it might otherwise now or hereafter have to such jurisdiction, venue and such process. Each of the parties hereby agrees that a final judgment in any Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER DOCUMENT OR AGREEMENT CONTEMPLATED TO BE ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE (IN EACH CASE WHETHER AT LAW, BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.           Entire Agreement. This Agreement, the Related Agreements, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter of this Agreement, and are not intended to confer upon any other person any rights or remedies hereunder.

15.           Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

16.           Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

17.           Specific Performance and Other Remedies.

(a)            The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, or any Holder of any covenant, obligation or other agreement set forth in this Agreement or any Related Agreement, as the case may be, (i) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to an Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such Order or injunction or in connection with any related action or legal proceeding.

(b)            Any and all remedies expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

18.           Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

19.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

20.           Termination. This Agreement shall terminate and cease to be of any force and effect upon the earlier of (i) such time as each Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume, availability of current public information or manner of sale under applicable Law and (ii) one (1) year after the Closing. For clarity, the obligations under Section 5 and Sections 10 through this Section 20 will survive any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

QUALCOMM INCORPORATED

By:	/s/ Taylor Cabaniss
Name: Taylor Cabaniss Title: Vice President & Treasurer

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Securityholders’ Agent

By:	/s/ Justin Davis
Name: Justin Davis Title: Director, Deal Intake

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]